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                                                                      EXHIBIT 23


                        [PLANTE & MORAN, LLP LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Form S-8 our report dated May 17, 2002 on the financial statements of Citizens First Bancorp, Inc. for the years ended March 31, 2002, 2001 and 2000 appearing in the Annual Report on Form 10-K (File No. 0-32041) for the year ended March 31, 2002.



/s/ Plante & Moran, LLP
Auburn Hills, MI
June 27, 2002